Exhibit 10.6

GUARANTY

GUARANTY, dated as of January 1, 2006 (as amended, modified or supplemented from time to time, this "Guaranty"), made by Overseas Shipholding Group, Inc., a Delaware corporation (the "Guarantor"), in favor of George Dienis ("Executive").

RECITALS

WHEREAS Executive is employed by and receives compensation from SSL Services Ltd., a Bermuda corporation which is a wholly owned subsidiary of the Guarantor ("SSL"), pursuant to a Service Agreement dated August 12, 2004, as amended by Amendment No. 1 dated as of January 20, 2005; and

WHEREAS, as of the date hereof, SSL and Executive are entering into (i) a Severance Protection Supplement to the Service Agreement (the "Bermuda SPS") pursuant to which, among other things, SSL is agreeing to make certain payments and grant certain benefits to Executive in the event Executive's employment with SSL is terminated without Cause (as defined in the Bermuda SPS), and (ii) a Change of Control Protection Supplement to the Service Agreement (the "Bermuda COCPS") pursuant to which, among other things, SSL is agreeing to make certain payments and grant certain benefits to Executive in the event Executive's employment with SSL is terminated under the circumstances described therein which relate generally to a Change of Control (as defined therein); and

WHEREAS, the Guarantor believes that the establishment and maintenance of a sound and vital management of its subsidiaries is essential to the protection and enhancement of the interests of the Guarantor and its stockholders; and

WHEREAS, in order to induce Executive to enter into the Bermuda SPS and the Bermuda COCPS (collectively, the "Agreements"), the Guarantor desires to execute this Guaranty to guarantee the payment obligations of SSL under the Bermuda SPS and the Bermuda COCPS.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Guaranty. The Guarantor, as primary obligor and not merely as surety, hereby irrevocably, unconditionally and absolutely severally guarantees to Executive the payment of the amounts due to Executive pursuant to (a) Section 3 of the Bermuda SPS other than pursuant to clause (a)(i)(C) and (b) Section 4 of the Bermuda COCPS other than pursuant to clause (a)(iii). All such payment obligations and liabilities referred to in the previous sentence are herein collectively called the "Guaranteed Obligations". In case of failure of SSL punctually to pay any of the amounts necessary to satisfy the Guaranteed Obligations, the Guarantor shall cause such amounts to be paid punctually when and as the same shall become due and payable as if such payment were made by SSL.

Section 2. Unconditional Obligations. The obligation of the Guarantor to guarantee the Guaranteed Obligations set forth in Section 1 above shall be absolute and unconditional irrespective of (i) any lack of enforceability against SSL of the Guaranteed Obligations, (ii) any change of the time, manner or place of payment, or any other term, of the Guaranteed Obligations, (iii) the failure, omission, delay or lack on the part of Executive to assert any claim or demand or to enforce any right or remedy against the Guarantor or SSL, and (iv) any law, regulation or order of any jurisdiction affecting any term of the Guaranteed Obligations or Executive's rights with respect thereto. The Guarantor hereby waives promptness, diligence, protest, demand of payment and notices with respect to the Guaranteed Obligations and any requirement that Executive exhaust any right or take any action against SSL. Notwithstanding anything in this Guaranty to the contrary, the Guarantor shall be entitled to the benefit of any right to or claim of any defense, setoff, counterclaim, recoupment or termination to which SSL is entitled.

Section 3. Nature of Guaranteed Obligations. a) The Guarantor hereby agrees that this Guaranty is a guaranty of payment and not of collection only and shall remain in full force and effect until all the Guaranteed Obligations have been validly, finally and irrevocably paid and satisfied in full.

                (b)   Any and all payments by the Guarantor of the Guaranteed Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any and all taxes, monetary transfer fees or other amounts except to the extent such deduction or withholding of any tax is required by applicable law. If the Guarantor shall be required by applicable law to deduct or withhold any tax or other amount from or in respect of any sum payable hereunder to or for the benefit of Executive, to the extent the amount to be received from the Guarantor after such withholding is less than the amount that would have been received from SSL, the Guarantor shall pay to Executive such additional amount as shall be necessary to enable Executive to receive, after such withholding (including any withholding with respect to such additional amount), the amount it would have received if such withholding had not been required.

Section 4. Insolvency. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by the Executive upon the bankruptcy, insolvency, reorganization, arrangements, adjustment, composition, dissolution, liquidation, or the like, of SSL or the Guarantor, or as a result of the appointment of a custodian, receiver, trustee, or other officer with similar powers with respect to SSL or the Guarantor or any substantial part of either person's respective property, or otherwise, all as though such payment had not been made notwithstanding any termination of this Guaranty or the applicable Agreement.

Section 5. Representations and Warranties of the Guarantor. The Guarantor hereby represents and warrants to Executive that this Guaranty has been duly executed and delivered by the Guarantor and constitutes a valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

Section 6. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Guaranty may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by Executive and the Guarantor or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party on exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

Section 7. Governing Law. This Guaranty shall be construed, performed and enforced in accordance with the laws of the State of New York without reference to rules relating to conflicts of laws.

Section 8. Notices. All notices, requests, demands and other communications under this Agreement shall be delivered in the same manner as is set forth in the applicable Agreement.

Section 9. Counterparts. This Guaranty may be executed by the parties hereto in counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 10. Assignment; Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors, permitted assigns and legal representatives and shall inure to the benefit of Executive and his permitted assigns and legal representatives. This Guaranty and any rights of Executive hereunder, may not be assigned, directly or indirectly, by Executive without the prior written consent of the Guarantor (which consent may be withheld at the sole discretion of the Guarantor). Any assignment in violation of this Section 10 shall be void and shall have no force and effect.

Section 11. No Third-Party Beneficiaries. Nothing in this Guaranty will confer any rights or benefits upon any person or entity other than Executive.

Section 12. Severability. If any provision of this Guaranty is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Guaranty, including any other provision, paragraph or subparagraph, and (ii) the parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed on its behalf by its officer thereunto duly authorized on the date first above written.

                                                                   OVERSEAS SHIPHOLDING
                                                                   GROUP, INC.
                                                                   By: /s/Myles R. Itkin
                                                                   Name: Myles R. Itkin
                                                                   Title: Senior Vice President